Exhibit 99.1

                     Accelrys Provides Update on Previously
                 Announced Restatement of Financial Statements;
                       Company to Delay Form 10-Q Filing;
                         Discussions Continue with SEC


    SAN DIEGO--(BUSINESS WIRE)--Feb. 9, 2006--Accelrys, Inc. (NASDAQ:ACCL) today provided an update with respect to the restatement of its financial statements previously announced on December 22, 2005. As mentioned in the earlier announcement, the Company is in continuing discussions with the Securities and Exchange Commission (the "SEC") with respect to the accounting treatment for certain contracts entered into after January 2004. The Company at that time noted that the filing of its Quarterly Report on Form 10-Q for the quarter ending December 31, 2005 could be delayed as a result of the restatement process.
    Due to the continuing discussions with the SEC, the Company has now determined that it will be unable to timely file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2005. While the Company cannot at this time identify the precise date when the restatement will be completed or when the Company will become current in its reporting with the SEC, we continue to work diligently to complete the restatement and to file all required SEC reports as quickly as possible. Also, given the ongoing restatement process, the Company will not resume issuing quarterly earnings announcements until the completion of the restatement process.
    As a result of the delay in filing its Form 10-Q for the quarter ended December 31, 2005, the Company expects to receive notification from NASDAQ that it is not in compliance with the filing requirements for continued listing as set forth under NASDAQ Marketplace Rules. After receipt of the notification, the Company expects to request an extension of time to remain listed while becoming current in its SEC filings.

    Forward Looking Statements

    Statements contained in this press release relating to the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future, including statements relating to its expected adjustments to previously reported financial results and an extension of time to remain listed on NASDAQ, are forward-looking statements. The Company's actual results could differ materially from those projected in these forward looking statements. In particular, the actual timing of the completion of the restatement and related audit will depend upon a number of factors, including the outcome of continuing discussions with the SEC, the completion of the work underlying the restatement by the Company and the audit and review of the underlying work and restated financial statements by Ernst & Young LLP. In addition, there can be no assurance that the NASDAQ will grant any extension or that any extension granted will be sufficient to enable the Company's stock to continue to be listed on NASDAQ. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended March 31, 2005 and the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2005 and September 30, 2005. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    About Accelrys

    Accelrys, Inc. (NASDAQ:ACCL) is a leading provider of software for computation, simulation, and the management and mining of scientific data used by biologists, chemists and materials scientists, including nanotechnology researchers for product design as well as drug discovery and development. Accelrys technology and services are designed to meet the needs of today's leading research organizations. The company is headquartered in San Diego, California. Its materials research and development team is based at its European Headquarters and Centre of Excellence in Cambridge, UK. For more information see http://www.accelrys.com/.


    CONTACT: Accelrys, Inc.
             David Sankaran, 858-799-5447
             dsankaran@accelrys.com